UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On September 27, 2022, Professional Diversity Network, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Koala Malta Limited, a private limited liability company registered under the laws of Malta (the “Seller”).

The closing of the SPA (the “Closing”) took place simultaneously with the execution of the SPA. At the Closing, the Company purchased 65,700 issued ordinary shares of Koala Crypto Limited (the “Target”) from Seller, representing 9% of the total issued share capital of the Target (the “Transaction”), and in exchange, the Company issued 1,726,784 shares of its common stock to Seller in a private placement (the “Consideration Shares”). The Consideration Shares were valued at $1.35 million in the aggregate based on the volume weighted average price of the common stock of the Company for the 20 trading days immediately prior to the date of the SPA.

The SPA contains representations, warranties and covenants customary for a transaction of this nature, as well as certain indemnification obligations of the parties thereto for breaches of representations, warranties and covenants. The foregoing summary description of the SPA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the terms of which are incorporated by reference herein.

At the Closing, the Company, the Seller and the Target also entered into a Shareholders’ Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, the terms of which are incorporated by reference herein. The Shareholders’ Agreement imposes certain transfer restrictions on the Seller and the Company as shareholders of the Target, provides for certain governance and approval rights among the parties, and gives the Company a put option with respect to its investment in the Target in the event of a change of control of the Seller. At the same time, Alan Tak Wai Yau, an individual and the majority shareholder of Koala Capital Limited, which is the parent company of the Seller (“Koala Capital”), provided the Company with a share charge over 15% of the issued share capital of Koala Capital (the “Share Charge”) and Koala Capital provided the Company with a guaranty and indemnity (the “Guarantee”), which Share Charge and Guarantee were granted as security for a number of the Seller’s obligations as set forth therein, including obtaining the lifting of the voluntary suspension of the Target’s virtual financial assets license by the Malta Financial Services Authority by December 31, 2022. The Share Charge and the Guarantee are attached as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, respectively, the terms of which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Information disclosed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

The issuance of the Consideration Shares was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to one or more exemptions from such requirements including Regulation D and/or Regulation S promulgated under the Securities Act. The Consideration Shares sold are restricted securities and the certificates representing the Consideration Shares will be affixed with a standard restrictive legend, which states that the Consideration Shares cannot be sold without registration under the Securities Act or an exemption therefrom.

Item 7.01. Regulation FD Disclosure.

On September 30, 2022, the Company issued a press release announcing the Transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated September 27, 2022
10.2	Shareholders’ Agreement, dated September 27, 2022
10.3	Charge over Shares, dated September 27, 2022
10.4	Guarantee and Indemnity, dated September 27, 2022
99.1	Press Release, dated September 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: September 30, 2022	/s/ Adam He
Adam He, Chief Executive Officer